Exhibit 99.1

MORTON’S RESTAURANT GROUP, INC.

SECURES NEW DEBT FINANCING

TO REPLACE EXISTING CREDIT FACILITY

CHICAGO, Illinois - December 9, 2010 - Morton’s Restaurant Group, Inc. (NYSE: MRT) (“the Company”) today announced that it has entered into a Credit and Guaranty Agreement with Goldman Sachs Bank USA providing it with a new five year $70,000,000 credit facility. The new facility replaces the Company’s previous $70,000,000 credit facility which was scheduled to mature in early 2011.

The new facility includes a $60,000,000 senior term loan and $10,000,000 senior revolving credit facility and carries a short-term variable interest rate plus a leverage-based margin. The facility contains customary representations and warranties, and affirmative and negative covenants. The term loan and a portion of the revolver are being used to refinance the Company’s borrowings outstanding under the previous credit facility.

“We are proud that we have maintained the integrity and strong reputation of our Morton’s steakhouses through the tough economic climate of the past few years. We recently opened our first Morton’s steakhouse in Mainland China, in Shanghai, and look forward to opening our new location in Uptown Dallas in February 2011. Together with our new credit agreement, which increases our financial flexibility, we believe that these developments better position us to expand the Morton’s brand both domestically and internationally,” said Christopher J. Artinian, President and Chief Executive Officer of Morton’s Restaurant Group, Inc.

About the Company

Morton’s Restaurant Group, Inc. is the world’s largest operator of company-owned upscale steakhouses. Morton’s steakhouses have remained true to our founders’ original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment. As of December 9, 2010, the Company owned and operated 77 Morton’s steakhouses located in 64 cities across 26 states, Puerto Rico and six international locations (Hong Kong, Macau, Shanghai, Mexico City, Singapore and Toronto), as well as Trevi, our Italian restaurant, which is located next to the ‘Fountain of the Gods’ at The Forum Shops at Caesars in Las Vegas, NV. Please visit our Morton’s website at www.mortons.com.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “estimates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. The Company cautions that forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially, or otherwise, from those expressed or implied in the forward-looking statements, including, without limitation, (i) a reduction in consumer and/or business spending in one or more of the Company’s markets due to business layoffs, budget reductions, or negative consumer sentiment, (ii) risks relating to the restaurant industry and the Company’s business, including competition, changes in consumer tastes and preferences, the Company’s ability to maintain adequate financing facilities, the Company’s liquidity and capital resources, prevailing interest rates and legal and regulatory matters, (iii) public health issues, including, without limitation risks relating to the spread of pandemic diseases and (iv) other risks detailed from time to time in the Company’s most recent Form 10-K, Forms 10-Q and other reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could harm the Company’s business, financial condition and results. Consequently, there can be no assurance that actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Contact:	Ronald M. DiNella, Senior Vice President, Chief Financial Officer,

Morton’s Restaurant Group, Inc.

(312) 923-0030